Consent of Ernst & Young, LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-_____ ) pertaining to the Employee Stock Purchase Plan of our report dated January 31, 1997, with respect to the consolidated financial statements of Forensic Technologies International Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



/s/ Ernst & Young, LLP



Baltimore, Maryland
June 25, 1997